FIFTH AMENDMENT TO DEVELOPMENT

AND COMMERCIALIZATION AGREEMENT

THIS FIFTH AMENDMENT TO DEVELOPMENT AND COMMERCIALIZATION AGREEMENT (this “Fifth Amendment”) is made as of the 27th day of October, 2012, by and between Artann Laboratories, Inc. (“Artann”), a New Jersey corporation and ProUroCare Medical Inc. (“ProUroCare”), a Nevada corporation.

RECITALS

A. Artann and ProUroCare (“the Parties”) entered into a Development and Commercialization Agreement (“the Development Agreement”) on July 25, 2008 relating to a Prostate Mechanical Imaging System (the “PMI System”).

B. The Parties have amended the Development Agreement four (4) times since July 25, 2008, and have put forward their best efforts and performed their obligations in full compliance to date with the Development Agreement as so amended.

C. The Parties now wish to further amend the Development Agreement as provided herein.

Now, therefore, in consideration of the covenants and agreements set forth herein and for valuable consideration, receipt of which is hereby acknowledged, the Parties mutually agree as follows:

AGREEMENT

ARTICLE 1

DEFINITIONS

Terms used in this Fifth Amendment but not defined or redefined in this Fifth Amendment shall have the meanings ascribed thereto in the Development Agreement and all prior Amendments thereto.

ARTICLE 3

PAYMENT FOR DEVELOPMENT ACTIVITIES

A new Section 3.3(d) shall be added which shall read as follows:

“3.3	(d)	Everything in the Development Agreement and all prior Amendments thereto notwithstanding, any and all payments which were to be due and payable on October 27, 2012 shall become due and payable one (1) month later; i.e., November 27, 2012. The total dollar amount which shall become due and payable on November 27, 2012, shall be the total amount which was to be due and payable on October 27, 2012 plus simple interest accrued thereupon at the rate of twenty percent (20%) per annum.”

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IN WITNESS THEREOF, the Parties, intending to be legally bound, have caused this Amendment to be executed by their duly authorized officers, as of the effective date of this Amendment.

PROUROCARE MEDICAL INC.	ARTANN LABORATORIES, INC.

/s/ Richard Thon	/s/ Noune Sarvazyan
Richard Thon	Noune Sarvazyan
Title: Chief Financial Officer	Title: Chief Executive Officer

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